Exhibit 10.26

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made and entered into as of November 9, 2020 between Adagio Medical, Inc., a Delaware corporation (the “Company,” which term shall include where appropriate, any Entity (as hereinafter defined)), and Olav Bergheim (“Indemnitee”).

WHEREAS, it is essential to the Company that it be able to retain and attract as directors the most capable persons available;

WHEREAS, increased corporate litigation has subjected directors to litigation risks and expenses, and the limitations on the availability of directors’ and officers’ liability insurance has made it increasingly difficult for the Company to attract and retain such persons;

WHEREAS, the Company desires to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to indemnification against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of the Company’s Certificate of Incorporation or Bylaws, each as amended from time to time (the “Charter Documents”), any change in the ownership of the Company or the composition of its Board of Directors) which indemnification is intended to be greater than that which is afforded by the Charter Documents;

WHEREAS, in accordance with the authorization as provided by applicable law and the provisions of that certain Investors’ Rights Agreement dated as of the date hereof by and among the Company and certain of its stockholders, the Company shall maintain a policy or policies of directors’ and officers’ liability insurance (“D & O Insurance”), covering certain liabilities that may be incurred by its directors in the performance of their obligations to the Company; and

WHEREAS, in order to induce Indemnitee to serve as a director of the Company, the Company has determined and agreed to enter into this Agreement with Indemnitee.

NOW, THEREFORE, in consideration of Indemnitee’s service as a director, the parties hereto agree as follows:

1.            Definitions. For purposes of this Agreement:

(a)                “Corporate Status” describes the status of a person who is serving or has served (i) as a director of the Company, including as a member of any committee thereof, (ii) in any capacity with respect to any employee benefit plan of the Company, or (iii) as a director, partner, trustee, officer, employee, or agent of any other Entity (as defined below) at the request of the Company. For purposes of subsection (iii) of this Section 1(a), a director of the Company who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary (as defined below) shall be deemed to be serving at the request of the Company.

(b)               “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(c)                “Entity” shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.

(d)               “Expenses” shall mean all reasonable fees, costs and expenses actually incurred in connection with any Proceeding (as defined below), including, without limitation, reasonable attorneys’ fees, disbursements and retainers, reasonable fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services and other reasonable disbursements and expenses.

(e)                “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses and Liabilities (as defined below) arising out of or relating to this Agreement or its engagement pursuant hereto.

(f)                “Liabilities” shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

(g)               “Proceeding” shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 10 of this Agreement to enforce Indemnitee’s rights hereunder, and shall include a Proceeding pending on or before the date of this Agreement.

(h)               “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other Entity of which the Company owns (either directly or through or together with another Subsidiary of the Company) either (i) a general partner, managing member or other similar interest or (ii) (A) more than 50% of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other Entity, or (B) more than 50% of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other Entity.

2.            Agreement to Indemnify.

(a)                Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(a) if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding other than a Proceeding by or in the right of the Company or a Proceeding instituted by Indemnitee pursuant to Section 9 of this Agreement to enforce Indemnitee’s rights under this Agreement. Pursuant to this Section 2(a), Indemnitee shall be indemnified by the Company against all Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(b)               Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(b) if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 2(b), Indemnitee shall be indemnified by the Company against all Expenses incurred or paid by Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware or other court of competent jurisdiction shall determine that such indemnification may be made.

3.           Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified to the maximum extent permitted by applicable law against all Expenses and Liabilities incurred or paid by Indemnitee or on the Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses and Liabilities incurred or paid by Indemnitee or on the Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

4.           Indemnification of Appointing Stockholder. If (i) Indemnitee is or was affiliated with one or more venture capital funds that has invested in the Company (an “Appointing Stockholder”), and (ii) the Appointing Stockholder is, or is threatened to be made, a party to or a participant in any Proceeding relating to or arising by reason of Appointing Stockholder’s position as a stockholder of, or lender to, the Company, or Appointing Stockholder’s appointment of or affiliation with Indemnitee or any other director, including, without limitation, any alleged misappropriation of a Company asset or corporate opportunity, any claim of misappropriation or infringement of intellectual property relating to the Company, any alleged false or misleading statement or omission made by the Company (or on its behalf) or its employees or agents, or any allegation of inappropriate control or influence over the Company or its Board members, officers, equity holders or debt holders, then the Appointing Stockholder will be entitled to indemnification hereunder for Expenses to the same extent as Indemnitee, regardless of whether the legal basis of any concurrent claims against the Indemnitee and the Appointing Stockholder are the same or similar, and the terms of this Agreement as they relate to procedures for indemnification of Indemnitee and advancement of Expenses shall apply to any such indemnification of Appointing Stockholder.

5.           Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 2, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses and Liabilities incurred or paid by Indemnitee or on Indemnitee’s behalf if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Section 9 hereof) to be unlawful under applicable law.

6.           Contribution in the Event of Joint Liability.

(a)                Whether or not the indemnification provided in Sections 2, 3, 4 or 5 hereof is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b)               Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of Expenses and Liabilities incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses or Liabilities, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

(c)                The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

(d)               To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Liabilities and/or Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

7.           Indemnification for Expenses of a Witness or in Response to a Subpoena. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee, is by reason of Indemnitee’s Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, or receives a subpoena in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses paid or incurred by Indemnitee in connection therewith and in the manner set forth in this Agreement.

8.           Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within thirty (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined pursuant to Section 8 and 9 of this Agreement that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 7 shall be unsecured and interest free and made without regard to Indemnitee’s financial ability to repay such Expenses.

9.           Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are at least as favorable as may be permitted under applicable law and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a)                To obtain indemnification (including, but not limited to, the advancement of Expenses and contribution by the Company) under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company

(b)               Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 9(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following three methods, which shall be at the sole election of Indemnitee: (1) by a majority vote of the Disinterested Directors, even though less than a quorum, or (2) by Independent Counsel in a written opinion, or (3) by the stockholders of the Company.

(c)                If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(b) hereof, the Independent Counsel shall be selected as provided in this Section 9(c). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors). Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 9(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 9(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 9(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 9(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d)               In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence. Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(e)                Indemnitee shall be deemed to have acted in good faith for purposes of indemnification under this Agreement if Indemnitee’s actions are based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the directors, officers, agents or employees of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected by the Company. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 9(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(f)                If the person, persons or entity empowered or selected under Section 8 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within forty-five (45) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such forty-five day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 9(f) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders of the Company pursuant to Section 9(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination the Board of Directors or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.

(g)               Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board of Directors, or stockholder of the Company shall act reasonably and in good faith in making a determination under the Agreement of the Indemnitee’s entitlement to indemnification. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(h)               The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(i)                 The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful

10.          Remedies of Indemnitee.

(a)                In the event that (i) a determination is made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8 of this Agreement, (iii) no determination of entitlement to indemnification shall have been timely made pursuant to Section 9(b) of this Agreement after receipt by the Company of the request for indemnification, or (iv) payment of indemnification is not made within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 9 of this Agreement, Indemnitee shall be entitled to an adjudication in the Chancery Court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification. The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(b)               In the event that a determination shall have been made pursuant to Section 9(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination under Section 9(b).

(c)                If a determination shall have been made pursuant to Section 9(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 10, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)               In the event that Indemnitee, pursuant to this Section 10, seeks a judicial adjudication of Indemnitee’s rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on Indemnitee’s behalf, in advance, any and all Expenses paid or incurred by him in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery. The Company shall, within thirty (30) days after receipt by the Company of a written request therefor from Indemnitee, advance such Expenses to Indemnitee pursuant to comparable procedures as those set forth in Section 8 with respect to advancement of Expenses therein.

(e)                The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefore) advance, to the extent not prohibited by law, such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, if, in the case of indemnification, Indemnitee is wholly successful on the underlying claims; if Indemnitee is not wholly successful on the underlying claims, then such indemnification shall be only to the extent Indemnitee is successful on such underlying claims or otherwise as permitted by law, whichever is greater.

(f)                Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

11.          Non-Exclusivity; Survival of Rights; Insurance; Subrogation, Primacy of Indemnification.

(a)                The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter Documents, a vote of stockholders or a resolution of directors, or otherwise. The Company shall not adopt any amendment to the Charter Documents the effect of which would be to deny, diminish or encumber the Indemnitee’s rights to identification pursuant to this Agreement, the Charter Documents or applicable law prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Charter Documents and this Agreement, Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)               The Indemnitee shall be covered by the D & O Insurance and any other insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, and Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

(c)                To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has directors' and officers' liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(d)               In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(e)                The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

12.         Exception to Right of Indemnification. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification under this Agreement:

(a)                with respect to any Proceeding brought by Indemnitee, or any claim therein, unless (i) the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors of the Company or (ii) such Proceeding is being brought by the Indemnitee to assert, interpret or enforce Indemnitee’s rights under this Agreement; and

(b)               for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law.

13.         Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any current or future Proceeding (or any proceeding commenced under Section 10) by reason of Indemnitee’s Corporate Status, whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or any other Entity at the Company’s request.

14.         Security. To the extent requested by the Indemnitee and approved by the Board of Directors of the Company, the Company may at any time and from time to time provide security to the Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

15.          Enforcement.

(a)                The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director of the Company.

(b)               This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

16.         Severability. If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by applicable law; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

17.          Modification and Waiver. Except as provided by Section 11(a) with respect to changes in applicable law that broaden the rights of Indemnitee to be indemnified by the Company, no supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

18.          Notice By Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

19.          Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the second business day after the date on which it is so mailed:

(a)               If to Indemnitee, to the address set forth below Indemnitee’s signature hereto.

(b)               If to the Company, to:

Adagio Medical, Inc.

26051 Merit Circle, Suite 102

Laguna Hills, CA 92653

Attn: Chief Executive Officer

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

20.          Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

21.           Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

22.           Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without application of the conflict of laws principles thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

THE COMPANY:

ADAGIO MEDICAL, INC.

By:	/s/ Andrew Wade
Andrew Wade
Chief Financial Officer

INDEMNITEE

/s/ Olav Bergheim
Olav Bergheim

Address: